Exhibit 99.1

Great Lakes REIT Signs Definitive Merger Agreement and
Definitive Sale Agreements for Ten of its Properties

Assuming Closing of Merger and All Sales Under Contract, Great Lakes REIT
Shareholders to Receive Approximately $15.53 Per Share in Cash

OAK BROOK, Ill., January 22, 2004 – Great Lakes REIT (NYSE: GL) today announced the signing of a definitive merger agreement to be acquired by Aslan Realty Partners II, L.P., an affiliate of Transwestern Investment Company, L.L.C. (“Transwestern”).  Great Lakes REIT also announced that it has entered into definitive agreements to sell its portfolio of medical office buildings to LaSalle Investment Management, on behalf of an institutional client, for a contract price of approximately $69 million, and to sell its two Minnesota assets to an affiliate of Fortis Asset Management and to the University of Minnesota for total contract prices of approximately $42 million.

Great Lakes REIT entered into the merger agreement and the sales contracts announced today following the unanimous recommendation of the members of Great Lakes REIT’s Board of Trustees.  Under the terms of the merger agreement, Transwestern has agreed to pay no less than $14.98 per share in cash to the shareholders of Great Lakes REIT upon the closing of the merger.  Pursuant to the terms of the merger agreement, Great Lakes REIT is permitted to sell certain of its properties, including its portfolio of medical office buildings and Minnesota assets, to the extent the net proceeds from these sales exceeds the value for such properties specified by Transwestern.  The price per share to be paid by Transwestern will be increased to the extent Great Lakes REIT sells one or more of such properties for prices in excess of the value specified by Transwestern.  Assuming the portfolio of medical office buildings and the Minnesota assets are sold for their contract prices, Great Lakes REIT’s shareholders will receive approximately $15.53 per share in cash upon the closing of the merger, subject to actual closing costs with respect to the property sales.  Cushman & Wakefield of Illinois, Inc. acted as Great Lakes REIT’s real estate advisor in connection with the merger.  Houlihan Lokey Howard & Zukin Financial Advisors, Inc. acted as Great Lakes REIT’s financial advisor in connection with the proposed merger and provided a fairness opinion to the Great Lakes REIT Board of Trustees.

The proposed merger with Transwestern is not contingent on the completion of any of the additional property sales.  The proposed sales of the portfolio of medical office buildings and the Minnesota assets are not contingent on one another or the merger, and each of the proposed property sale transactions is subject to customary closing conditions.  Great Lakes REIT expects that the property sale transactions currently under contract will close by the end of the first quarter of 2004 and expects the merger to close in the second quarter of 2004.  There can be no assurance, however, that Great Lakes REIT will sell any of the portfolio of medical office buildings, the Minnesota assets or any of the other specified properties or that any of these properties, if sold, will be sold at a price that provides the additional consideration to Great Lakes REIT shareholders in the proposed merger with Transwestern.

Dick May, Great Lakes REIT’s Chairman and CEO, stated, “We are pleased to enter into the merger agreement with Transwestern and the sale contracts announced today.  We believe that these transactions are in the best interests of our shareholders, particularly given the difficult market conditions in which we have been operating for the past few years.  On April 21, 2003, we announced that our Board had engaged a real estate advisor to assist the Company in pursuing alternatives to enhance shareholder value.  The transactions announced today are the culmination of an exhaustive process that we and our advisors have conducted over the past several months, and the amount to be received in cash by our shareholders in connection with these transactions represents a premium over the $14.50 per share closing price on the last trading day prior to our announcement that we were pursuing strategic alternatives.

“In addition, the merger agreement with Transwestern gives us an unusual level of flexibility to pursue the sales of some of the properties in our portfolio for values that exceed the values ascribed to these assets by Transwestern.  We intend to continue to vigorously pursue these auxiliary property sales.  If we are able to realize additional value from these property sales, this will result in increased value to our shareholders,” concluded May.

The closing of the proposed merger is subject to certain terms and conditions, including shareholder approval and the receipt of lender consents.  Shareholder approval will be solicited by Great Lakes REIT by means of a proxy statement, which will be mailed to Great Lakes REIT shareholders upon the completion of the required Securities and Exchange Commission filing and review process.  The parties currently anticipate consummating the transaction in the second quarter of 2004.

Pursuant to the merger agreement with Transwestern, the Great Lakes REIT Board of Trustees has suspended the dividend on Great Lakes REIT common shares and terminated the Company’s Dividend Reinvestment & Direct Share Purchase and Sale Plan.

In addition, pursuant to the merger agreement, Great Lakes REIT will redeem Great Lakes REIT’s 9¾% Series A Cumulative Redeemable Preferred Shares (NYSE: GL-PrA) immediately prior to the merger.  The Company will continue to pay regular quarterly dividends on the Series A Preferred Shares arising prior to the merger date, and the redemption price will include accrued and unpaid dividends to the redemption date.  In this regard, the Board of Trustees has declared a regular quarterly dividend of $0.609375 per Series A Preferred Share, payable to shareholders of record as of February 15, 2004.  This dividend payment will cover the period from December 1, 2003 through February 29, 2004.  Such dividend will be paid on March 1, 2004.

Great Lakes REIT is a fully integrated, self-administered and self-managed real estate investment trust.  The current portfolio consists of 44 properties totaling approximately 5.8 million square feet of space in suburban areas of Chicago, Milwaukee, Detroit, Columbus, Minneapolis, Denver and Cincinnati.

Transwestern is a Chicago-based principal-oriented real estate investment firm.  Aslan Realty Partners II is currently the exclusive funding vehicle for all investments sponsored by Transwestern.  Aslan Realty Partners II is a fully-discretionary fund totaling $680 million of equity commitments.  Since the inception of Transwestern in 1996, Transwestern and its affiliates have made property investments representing a gross value in excess of $4 billion.

Great Lakes REIT and its executive officers and trustees may be deemed to be participants in the solicitation of proxies from Great Lakes REIT’s shareholders with respect to the proposed merger.  Information regarding any interests that Great Lakes REIT’s executive officers and trustees may have in the transaction will be set forth in the proxy statement.

The proxy statement that Great Lakes REIT plans to file with the Securities and Exchange Commission and mail to its shareholders will contain information about Great Lakes REIT, Transwestern, the proposed merger and related matters.  Shareholders are urged to read the proxy statement carefully when it is available, as it will contain important information that shareholders should consider before making a decision about the merger.  In addition to receiving the proxy statement from Great Lakes REIT in the mail, shareholders will also be able to obtain the proxy statement, as well as other filings containing information about Great Lakes REIT, without charge, at the Securities and Exchange Commission’s web site (http://www.sec.gov).  Shareholders may also obtain copies of these documents without charge by requesting them in writing from Great Lakes REIT, 823 Commerce Drive, Oak Brook, Illinois 60523, or by telephone at (630) 368-2900.

Forward-Looking Statements

This press release contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the proposed transaction between Great Lakes REIT and Transwestern and certain other pending or possible dispositions of properties in Great Lakes REIT’s portfolio and involving risks and uncertainties related to the occurrence of future events.  These forward-looking statements are based on management’s current expectations, assumptions, estimates and projections about the current economic environment, Great Lakes REIT and its industry.  Certain factors that could cause actual events not to occur as expressed in the forward-looking statement include, but are not limited to, (i) the failure to obtain the necessary shareholder approval or required lender consents in a timely manner or at all and (ii) satisfaction of various other closing conditions contained in the definitive merger agreement.  Other potential risks and uncertainties are discussed in Great Lakes REIT’s reports and other documents filed with the Securities and Exchange Commission from time to time.  Great Lakes REIT assumes no obligation to update the forward-looking information.  Such forward-looking statements are based upon many estimates and are inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of management of Great Lakes REIT.  Inclusion of such forward-looking statements herein should not be regarded as a representation by Great Lakes REIT that the statements will prove to be correct.

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